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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 26, 1998


                          MOLTEN METAL TECHNOLOGY, INC.
               (Exact Name of Registrant as Specified in Charter)


            DELAWARE                       0-21042               52-1659959
 (State or Other Jurisdiction of   (Commission File Number)   (I.R.S. Employer
          Incorporation)                                     Identification No.)



                     421 CURRANT ROAD, FALL RIVER, MA 02720
                     Address of Principal Executive Offices

       Registrant's telephone number, including area code: (508) 675-3900
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ITEM 5. OTHER EVENTS

Monthly Operating Reports Filed With United States Trustee

         On December 3, 1997, Molten Metal Technology, Inc. (the "Company") and its subsidiaries filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The petition was filed in the U.S. Bankruptcy Court for the District of Massachusetts (Eastern Division). The case numbers are as follows:

         Molten Metal Technology, Inc.      97-21385-CJK
         MMT of Tennessee Inc.              97-21386-CJK
         MMT Federal Holdings, Inc.         97-21387-CJK
         M4 Environmental Management Inc.   97-21388-CJK
         M4 Environmental L.P.              97-21389-CJK

         Pursuant to Federal Rule of Bankruptcy Procedure 2015 and the United States Trustee's Operating Guidelines and Reporting Requirements for Chapter 11 cases, each of the Company, MMT of Tennessee, Inc., MMT Federal Holdings, Inc., M4 Environmental Management Inc., and M4 Environmental, L.P. (collectively, the "Companies") must file a Monthly Operating Report (MOR) with the Office of the United States Trustee (Region One). The MOR for each of the Companies for the month ending May 31, 1998, together with a consolidated report, were filed with the Office of the United States Trustee on June 26, 1998. Copies of these MORs are attached hereto as Exhibits 99.1 through 99.6 and are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)               Exhibits

Exhibit
Number            Description of Document

99.1 Monthly Operating Report (Consolidated) of the Company and its subsidiaries for the month ending April 30, 1998 (1)

99.2 Monthly Operating Report of the Company for the month ending April 30, 1998 (1)

99.3 Monthly Operating Report of the Company's subsidiary MMT of Tennessee Inc. for the month ending April 30, 1998 (1)

99.4 Monthly Operating Report of the Company's subsidiary MMT Federal Holdings, Inc. for the month ending April 30, 1998 (1)
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99.5              Monthly Operating Report of the Company's subsidiary M4
                  Environmental Management Inc. for the month ending April 30, 1998 (1)

99.6 Monthly Operating Report of the Company's subsidiary M4 Environmental, L.P. for the month ending April 30, 1998 (1)

(1) The Company agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the Commission upon its request.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MOLTEN METAL TECHNOLOGY, INC.



Dated:  June 29, 1998               By: /s/ F. Gordon Bitter
                                        -------------------------
                                    F. Gordon Bitter
                                    Chief Executive Officer and
                                    Chief Financial Officer